                                                                  EXHIBIT 99.h12

                  AMENDMENT NO. 11 TO TRANSFER AGENCY AGREEMENT

     THIS AMENDMENT NO. 11 TO TRANSFER AGENCY AGREEMENT is made as of the 30th day of March, 2006, by and between each of the registered investment companies listed on Exhibit A, attached hereto (the "Companies"), as of the dates noted on such Exhibit A, and American Century Services, LLC ("Services"). Capitalized
terms not otherwise defined herein shall have the meaning ascribed to them in the Transfer Agency Agreement (defined below).

                                    RECITALS

     WHEREAS, the Companies and Services are parties to a certain Transfer
Agency Agreement dated August 1, 1997, as amended (the "Transfer Agency
Agreement"); and

     WHEREAS, American Century Investment Trust has added two new series, Select
Bond Fund and High-Yield Bond Fund (the "New ACIT Funds"); and

     WHEREAS, American Century Municipal Trust has added a new series, Long-Term
Tax-Free Fund (the "New ACMT Fund" collectively with New ACIT Funds, the "New
Funds"); and

     WHEREAS, Companies and Services now desire to amend the Transfer Agency
Agreement to add the new Funds;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Exhibit A to the Transfer Agency Agreement is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Exhibit A attached hereto.

     2. After the date hereof, all references to the Transfer Agency Agreement shall be deemed to mean the Transfer Agency Agreement, as amended by this
Amendment No. 11.

     3. In the event of a conflict between the terms of this Amendment No. 11 and the Transfer Agency Agreement, it is the intention of the parties that the terms of this Amendment No. 11 shall control and the Transfer Agency Agreement shall be interpreted on that basis. To the extent the provisions of the Transfer
Agency Agreement have not been amended by this Amendment No. 11, the parties hereby confirm and ratify the Transfer Agency Agreement.

     4. This Amendment No. 11 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 11 as of the date first above written.

AMERICAN CENTURY SERVICES, LLC         AMERICAN CENTURY CALIFORNIA
                                         TAX-FREE AND MUNICIPAL FUNDS
                                       AMERICAN CENTURY INVESTMENT TRUST
     /s/ Otis H. Cowan                 AMERICAN CENTURY MUNICIPAL TRUST
By: -------------------------------    AMERICAN CENTURY QUANTITATIVE EQUITY
Name:  Otis H. Cowan                      FUNDS, INC.
Title: Vice President                  AMERICAN CENTURY GOVERNMENT INCOME  TRUST
                                       AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                       AMERICAN CENTURY TARGET MATURITIES TRUST
                                       AMERICAN CENTURY VARIABLE PORTFOLIOS II,
                                         INC.

                                            /s/ Charles A. Etherington
                                       By: -------------------------------------
                                            Name:  Charles A. Etherington
                                            Title: Vice President of each
                                                   of the Issuers

                                    EXHIBIT A

            COMPANIES AND FUNDS COVERED BY TRANSFER AGENCY AGREEMENT

----------------------------------------------------------- --------------------
REGISTERED INVESTMENT COMPANY AND FUNDS                          DATE
----------------------------------------------------------- --------------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

     California High-Yield Municipal Fund                    August 1, 1997
     California Intermediate-Term Tax-Free Fund              August 1, 1997
     California Limited-Term Tax-Free Fund                   August 1, 1997
     California Long-Term Tax-Free Fund                      August 1, 1997
     California Tax-Free Money Market Fund                   August 1, 1997

AMERICAN CENTURY GOVERNMENT INCOME TRUST

     Capital Preservation Fund                               August 1, 1997
     Ginnie Mae Fund                                         August 1, 1997
     Government Agency Money Market Fund                     August 1, 1997
     Inflation-Adjusted Bond Fund                            August 1, 1997
     Government Bond Fund                                    August 1, 1997
     Short-Term Government Fund                              August 1, 1997

AMERICAN CENTURY INTERNATIONAL BOND FUNDS

     International Bond Fund                                 August 1, 1997

AMERICAN CENTURY INVESTMENT TRUST

     Prime Money Market Fund                                 August 1, 1997
     Diversified Bond Fund                                   August 1, 2001
     Premium Money Market Fund                               August 1, 2001
     High-Yield Fund                                          July 1, 2002
     Inflation Protection Bond Fund                            May 1, 2005
     Select Bond Fund                                        March 30, 2006
     High-Yield Bond Fund                                    March 30, 2006

AMERICAN CENTURY MUNICIPAL TRUST

     Arizona Municipal Bond                                  August 1, 1997
     Florida Municipal Bond Fund                             August 1, 1997
     Tax-Free Bond Fund                                      August 1, 1997
     High-Yield Municipal Fund                                March 9, 1998
     Tax-Free Money Market Fund                              August 1, 1997
     Long-Term Tax-Free Fund                                 March 30, 2006

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

     Equity Growth Fund                                        May 1, 2004
     Global Gold Fund                                          May 1, 2004
     Income & Growth Fund                                      May 1, 2004
     Small Company Fund                                        May 1, 2004
     Utilities Fund                                            May 1, 2004
     Long-Short Equity Fund                                September 29, 2005
     Disciplined Growth Fund                               September 29, 2005

AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

     VP Inflation Protection Fund                           December 31, 2002

                                       A-1

----------------------------------------------------------- --------------------
REGISTERED INVESTMENT COMPANY AND FUNDS                          DATE
----------------------------------------------------------- --------------------

AMERICAN CENTURY TARGET MATURITIES TRUST

     Target 2010 Fund                                        August 1, 1997
     Target 2015 Fund                                        August 1, 1997
     Target 2020 Fund                                        August 1, 1997
     Target 2025 Fund                                        August 1, 1997
----------------------------------------------------------- --------------------

                                      A-2